UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2009 (May 29, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On May 29, 2009, Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an agreement to purchase a multifamily community known as Waterford Place Apartments, built in 2003 and located in Dublin, Alameda County, California (“Waterford Place”), from an unaffiliated seller, Waterford Place Apartments, LLC, a California limited liability company.  Waterford Place is a 390-unit multifamily community located on an approximately 8.28-acre site with amenities, including but not limited to, a resort-style swimming pool, a fitness center and a movie theater.  The contract purchase price for Waterford Place is $80 million, excluding closing costs.  On June 1, 2009, we made an earnest money deposit of $750,000.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide an additional $1,250,000 in earnest money.  If the purchase is consummated, we expect that approximately $61 million of the purchase price will be made through the assumption of two loans: one a first mortgage loan with a principal outstanding balance of approximately $48 million and the other a second mortgage loan with a principal outstanding balance of approximately $13 million, both secured by Waterford Place, with the remainder funded from cash on hand.

The consummation of the purchase of Waterford Place is subject to substantial conditions.  Our decision to consummate the acquisition of Waterford Place generally will depend upon:

•                            the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                            no material adverse change occurring relating to the property;

•                            the mortgage lender’s willingness to consent to our assumption of the mortgage loans; and

•                            our receipt of satisfactory due diligence information, including but not limited to, an appraisal, environmental and property condition reports, and lease information.

Other assets may be identified in the future that we may acquire before or instead of Waterford Place.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating Waterford Place as a potential acquisition and determining the appropriate amount of consideration to be paid for Waterford Place, we have considered a variety of factors, including but not limited to, overall valuation of net rental income, location, demographics and occupancy.  We believe that this property is well located, has acceptable roadway access, is well maintained, and has been professionally managed.  This property will be subject to competition from similar multifamily communities within its market area, and its economic performance could be affected by changes in local economic conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: June 1, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal